UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2011

MusclePharm Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53166	77-0664193
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

4721 Ironton Street, Building A
Denver, Colorado 90839
(Address of principal executive offices)

(303) 396-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 16, 2011, MusclePharm Corporation, a Nevada corporation (the “Company”), entered into an employment agreement (the “Employment Agreement”) with John H. Bluher, individually (“Bluher”), appointing Bluher as the Company’s Chief Operating Officer.

Pursuant to the terms of the Employment Agreement, Bluher is to serve as the Company’s Chief Operating Officer from September 16, 2011 (the “Effective Date”), until September 15, 2013 (the “Term”).  Upon expiration of the Term, the Employment Agreement shall be automatically renewed unless either the Company or Bluher provides the other party with written notice at least sixty (60) days prior to the last date of the respective term.  During the Term, Bluher’s responsibilities will include general oversight and management of the company’s daily operations, as well as any responsibilities delegated to him by the Company’s Chief Executive Officer or board of directors (the “Duties”).

In consideration for Bluher’s performance of the Duties during the Term, Bluher is to receive an initial base salary of one hundred and seventy five thousand dollars ($175,000) per year (the “Base Salary”), any increases to such salary during the Term to be determined at the discretion of the Company.  Bluher is also eligible to receive an annual performance bonus based on certain goals and performances levels mutually established by the parties.

Bluher is also entitled to receive, beginning on December 31, 2012, and on each successive calendar year end thereafter, stock options to purchase shares of the Company’s common stock in the amount of five hundred thousand dollars ($500,000) (the “2012 Options”).  The 2012 Options shall be exercisable into shares of the Company’s common stock at an exercise price equal to the average of the high and low reported selling prices of the Company’s common stock on the date of grant (the “Exercise Price”) and vest in accordance with the schedule outlined in the Employment Agreement.

As further consideration for entering into the Employment Agreement, on December 31, 2011, Bluher is also to receive stock options to purchase shares of the Company’s common stock in the amount of fifty thousand dollars ($50,000), such options to be exercisable into shares of the Company’s common stock at the Exercise Price and shall vest in accordance with the schedule outlined in the Employment Agreement.  Bluher is also to receive a signing bonus in the form of stock options to purchase shares of the Company’s common stock in the amount of fifty thousand dollars ($50,000), such options to be exercisable into shares of the Company’s common stock at the Exercise Price and shall vest in accordance with the schedule outlined in the Employment Agreement.

The above description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of such document.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On September 16, 2011, MusclePharm Corporation, a Nevada corporation (the “Company”), appointed Mr. Bluher as the Company’s new Chief Operating Officer. The relevant business experience of Mr. Bluher is as follows:

John H. Bluher, age 53, Chief Operating Officer

Mr. Bluher is a specialist in corporate governance for growing companies.  He is also a specialist in investment management, capital structuring, merger and acquisition, private equity and valuations of public and private companies.  He has significant experience working with corporate structuring, corporate boards and committees, risk management, and public company corporate governance.  His experience also includes negotiating transactions and purchases, and sales of assets and properties on a global basis.  He has deep experience in creating and implementing corporate governance plans, working in the corporate board room, and as director of risk, developing internal audit programs and insurance programs for public companies.  Since September 2010, Mr. Bluher has provided consulting services as a managing director of AFH Holding & Advisory LLC, a financial advisory and management consultant firm (“AFH”). At AFH, Mr. Bluher is responsible for managing transactions, business development, developing corporate governance standards and corporate structuring for companies.  Since December 2009, Mr. Bluher assisted in raising capital, marketing and co-managed Coachman Energy Funds at Caddis Capital, LLC, a private equity portfolio focused on oil and gas investments.  From February 2010 to August 2010, Mr. Bluher acted as investment banker and special financial advisor to the AARP Mutual Fund Board of Trustees in a platform divestiture.  From December 2007 to May 2009, Mr. Bluher served as managing director and general counsel at Lehman Brothers, Inc.’s (NYSE:LEH) investment management division.  Mr. Bluher also served as global chief legal and compliance officer and managing director of Neuberger Berman during this period.  From August 2004 to June 2007, Mr. Bluher served as general counsel and director of risk and Janus Capital, Inc. (NYSE:JNS).  From June 2002 to July 2004, Mr. Bluher served as executive vice president, general counsel and corporate secretary and director of risk management of Knight Trading Group (NASDAQ:NITE).  From January 2001 to May 2002, Mr. Bluher served as senior vice president and global chief compliance officer for Prudential Securities, Inc. (NYSE:PRU).  From October 1997 to January 2001, Mr. Bluher served as general counsel and chief compliance officer of Sun America, Inc. (NYSE:SAI) later (NYSE:AIG).  From 1992 – 1997, Mr. Bluher served as senior vice president, regional and divisional Counsel at Prudential Securities, Inc.  From 1987 to 1992, Mr. Bluher was senior counsel for the Division of Enforcement at the Securities and Exchange Commission.  Mr. Bluher holds a Bachelor of Science and a J.D. degree from the University of Wyoming and holds FINRA Series 7, Series 24 and Series 14 licenses.  He has served on the boards of ICI Mutual Insurance Company, the NASDAQ Chairman’s Advisory Board, Cherry Hills Founders Group, Inc., Targeted Medical Pharma, Inc. and Safe Communications, Inc., and the University of Wyoming Foundation Board, and College of Law Advisory Board. Mr. Bluher is a frequent speaker at financial services industry meetings and conferences.

Family Relationships

Mr. Bluher does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Date: September 21, 2011	By:	/s/ Brad J. Pyatt
Brad J. Pyatt
Chief Executive Officer